Exhibit 99.2

COMBINED FINANCIAL STATEMENTS

Phoenix, Northern California and Central Regions of

Comprehensive Medical Imaging, Inc.

Years ended December 31, 2003, 2002 and 2001

with Report of Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm

The Board of Directors

Cardinal Health 414, Inc.

We have audited the accompanying combined balance sheets of the Phoenix, Northern California and Central Regions (the Group) of Comprehensive Medical Imaging, Inc., a wholly owned group of medical imaging centers of Cardinal Health 414, Inc. (formerly known as Syncor International Corp.), as of December 31, 2003 and 2002, and the related combined statements of operations, owner’s equity and cash flows for each of the three years in the period ended December 31, 2003. These combined financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the combined financial statements, the Group relies on its Parent Company for funding of its operations.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Phoenix, Northern California and Central Regions of Comprehensive Medical Imaging, Inc. at December 31, 2003 and 2002, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with U.S. generally accepted accounting principles.

As described in Note 2 to the combined financial statements, the Group adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002.

/s/ Ernst & Young LLP

Los Angeles, California
May 7, 2004

PHOENIX, NORTHERN CALIFORNIA AND CENTRAL REGIONS OF

COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED BALANCE SHEETS

(IN THOUSANDS)	DECEMBER 31, 2003	DECEMBER 31, 2002
ASSETS

Current assets:
Cash	$126	$860
Trade receivables, less allowance for doubtful accounts of $4,836 and $4,414 in 2003 and 2002, respectively	16,501	12,123
Deferred taxes	2,797	3,004
Prepaids and other current assets	868	1,250

Total current assets	20,292	17,237

Property and equipment, net	19,014	27,059
Excess of purchase price over net assets acquired	29,515	27,329
Other assets	412	417

Total assets	$69,233	$72,042

LIABILITIES AND OWNER’S EQUITY

Current liabilities:
Accounts payable	$636	$691
Accrued liabilities	3,311	1,704
Accrued radiology fees	3,336	2,640
Accrued wages and related costs	2,005	2,400
Current maturities of long-term debt	5,362	4,918

Total current liabilities	14,650	12,353

Long-term debt, net of current maturities	7,204	12,045
Deferred taxes	35	594
Other liabilities	996	1,123
Due to Syncor and CMI	37,388	37,254

Owner’s equity:
Capital Contribution	1,077	1,077
Distributions	(2,309)	(2,309)
Retained earnings	10,192	9,905

Total owner’s equity	8,960	8,673

Total liabilities and owner’s equity	$69,233	$72,042

See accompanying notes to combined financial statements.

PHOENIX, NORTHERN CALIFORNIA AND CENTRAL REGIONS OF

COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED STATEMENTS OF OPERATIONS

(IN THOUSANDS)	YEAR ENDED DECEMBER 31, 2003	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001

Net revenues	$59,557	$55,685	$52,391
Cost of revenues	18,922	17,267	16,112

Gross profit	40,635	38,418	36,279

Operating, general and administrative expenses	24,992	20,337	18,061
Provision for losses on receivables	4,189	2,784	3,083
Depreciation and amortization	8,358	6,614	6,787
Goodwill and long-lived asset impairment (note 2)	1,142	7,207	—
Special charges (notes 1 and 7)	—	3,150	—

Operating income (loss)	1,954	(1,674)	8,348

Other income (expense):
Interest income	—	3	9
Interest expense	(1,601)	(2,759)	(3,665)
Equity in gains (losses) from joint venture	112	(169)	(52)
Other, net	47	(850)	229

Other expense, net	(1,442)	(3,775)	(3,479)

Income (loss) from operations before taxes	512	(5,449)	4,869
Provision (benefit) for income taxes	235	(2,071)	2,006

Income (loss) before minority interest	277	(3,378)	2,863
Minority interest	10	21	(100)

Net income (loss)	$287	$(3,357)	$2,763

See accompanying notes to combined financial statements.

PHOENIX, NORTHERN CALIFORNIA AND CENTRAL REGIONS OF

COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED STATEMENTS OF OWNER’S EQUITY

(IN THOUSANDS)	YEAR ENDED DECEMBER 31, 2003	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001

Beginning capital contributions	$1,077	$349	$349
Contributions from joint venture partners	—	728	—

Ending capital contributions	$1,077	$1,077	$349

Beginning distributions	$(2,309)	$(1,309)	$(1,309)
Distributions to joint venture partners	—	(1,000)	—

Ending distributions	$(2,309)	$(2,309)	$(1,309)

Beginning retained earnings	$9,905	$13,262	$10,499
Net income (loss)	287	(3,357)	2,763

Ending retained earnings	$10,192	$9,905	$13,262

See accompanying notes to combined financial statements.

PHOENIX, NORTHERN CALIFORNIA AND CENTRAL REGIONS OF

COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)	YEAR ENDED DECEMBER 31, 2003	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001

Cash flows from operating activities:
Net income (loss)	$287	$(3,357)	$2,763
Minority interest	(10)	(21)	100
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,358	6,614	6,787
Goodwill and long-lived asset impairment	1,142	7,207	—
Provision for losses on receivables	4,189	2,784	3,083
Equity in losses from joint ventures	(112)	169	52
Provision for deferred taxes	(352)	(2,292)	(559)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable – trade	(8,567)	(429)	(8,304)
Prepaids and other current assets	382	(197)	115
Other assets	(192)	179	(126)
Accounts payable	(55)	113	29
Accrued liabilities, radiology fees and other	2,198	694	(1,362)
Accrued wages and related costs	(395)	1,473	(27)

Net cash provided by operating activities	6,873	12,937	2,551

Cash flows from investing activities:
Purchase of property and equipment, net	(1,455)	(9,547)	(9,175)
Contributions from consolidated joint ventures	—	728	—
Distributions to consolidated joint ventures	—	(1,000)	—
Payments for acquisitions, net of cash	(1,889)	—	(4,288)

Net cash used in investing activities	(3,344)	(9,819)	(13,463)

Cash flows from financing activities:
Proceeds from long-term debt	—	6,383	4,420
Repayment of long-term debt	(4,397)	(3,704)	(3,323)
Change in due to Syncor and CMI	134	(6,102)	10,258

Net cash (used in) provided by financing activities	(4,263)	(3,423)	11,355

Net change in cash	(734)	(305)	443

Cash at beginning of year	860	1,165	722

Cash at end of year	$126	$860	$1,165

See accompanying notes to combined financial statements.

PHOENIX, NORTHERN CALIFORNIA AND CENTRAL REGIONS OF

COMPREHENSIVE MEDICAL IMAGING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1.  DESCRIPTION OF BUSINESS

The Phoenix, Northern California and Central Regions (the Group) consist of 22 wholly owned medical imaging centers, two imaging centers where the Group owns a 50% or greater interest through joint venture arrangements, regional billing centers as well as operations centers, all of which are owned by Comprehensive Medical Imaging, Inc (CMI), a wholly owned subsidiary of Cardinal Health 414, Inc. (formerly known as Syncor International Corporation - Syncor).  Effective January 1, 2003, Syncor became a wholly owned subsidiary of Cardinal Health, Inc. (Cardinal Health).

The 22 medical imaging centers included in this Group are as follows:

Comprehensive Medical Imaging - Biltmore, Inc.	Comprehensive OPEN MRI - East Mesa, Inc.
Comprehensive Medical Imaging Centers, Inc. (Gateway)	Mesa MRI, JV
Mountain View MRI, JV	TME Arizona, Inc.
Syncor Diagnostics Bakersfield, LLC	Comprehensive Medical Imaging - Bakersfield, Inc.
Syncor Diagnostics Sacramento, LLC	Comprehensive OPEN MRI - Carmichael/Folsom, LLC (Folsom)
Los Gatos Imaging Center, JV	Comprehensive Medial Imaging - Fremont, Inc.
IMI Kansas City, Inc.	Comprehensive Medical Imaging - San Francisco, Inc.
Jefferson MRI, JV	Jefferson MRI - Bala, JV
Comprehensive Medical Imaging - Fairfax, Inc.	Comprehensive OPEN MRI - Garland Inc. (East El Paso)
Comprehensive OPEN MRI - Garland, Inc. (West El Paso)	IMI of Arlington, Inc.
MRI of Woodbridge, JV	Phoenix Regional PET Center - Thunderbird, LLC (50% owned through April 1, 2003)

The joint ventures and CMI’s related interests are as follows:

Joint Venture Name	CMI Ownership Percentage
Santa Cruz Comprehensive Imaging, LLC	57%
MRI Equipment Partners, Inc.	59%

On June 14, 2002, Syncor announced its decision to discontinue its medical imaging business - CMI, which includes the imaging centers in the Group.  Subsequent to June 14, 2002, Syncor actively marketed the CMI operations for sale and considered offers for the sale of its imaging business in the United States and Puerto Rico.  During the twelve months ended December 31, 2002, CMI recorded a restructuring charge related to its decision to discontinue the medical imaging business.  The total amount of the charge was $10.8 million, which consists primarily of severance of $6.0 million, the write-off of fixed assets of $1.8 million and $3.0 million related to transaction costs and other.  This charge has been allocated to the individual imaging centers based upon relative net revenue.  The total restructuring charge allocated to the Group in 2002 was approximately $3.9 million of which $3.2 million is included in special charges, $0.6 million is included in other expenses, and $0.1 million is included in the loss on investment related to the joint ventures.  The remaining restructuring reserve of approximately $2.4 million is included in accrued liabilities as of December 31, 2003.

The Group’s operations represent one operating business segment within CMI.  The Group’s revenues are derived from medical imaging services in the United States.  The medical imaging services the Group provides are primarily noninvasive procedures that generate representations of internal anatomy and convert them to film or digital media to aid in the detection and diagnosis of diseases and other disorders.  The Group offers managed care organizations and other third-party payors a full complement of medical imaging services, including magnetic resonance imaging, or MRI, computed tomography, or CT, traditional X-ray, mammography, ultrasound and fluoroscopy imaging, as well as Positron Emission Tomography (PET) imaging services.  Management believes that the Group represents one operating segment based upon the guidance in Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, which requires companies to define and report financial and descriptive information about its operating segments.

On April 1, 2004, InSight Health Corp. (InSight) acquired 21 of CMI’s diagnostic imaging centers (all of which are included in the Group). The acquisition was made pursuant to a stock purchase agreement dated February 13, 2004, by and among Insight, CMI, Cardinal Health, and Cardinal Health 414, Inc., as amended as of April 1, 2004.

Note 2.  SUMMARY OF CRITICAL ACCOUNTING ESTIMATES AND SIGNIFICANT ACCOUNTING POLICIES

Critical accounting policies are those accounting policies that can have a significant impact on the presentation of the Group’s financial condition and results of operations, and that require the use of complex and subjective estimates based upon past experience and management’s judgment.  Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.  Below are those policies applied in preparing the Group’s financial statements that management believes are the most dependent on the application of estimates and assumptions.  For additional accounting policies, see Summary of Significant Accounting Policies below.

Revenue Recognition.  Medical imaging revenue is recognized at the time the imaging service is performed.  Revenues are presented net of estimated customer contractual rate adjustments.  Estimated allowances for contractual adjustments are made in the same month as the revenue is recorded and are adjusted in future periods, if necessary, as changes in estimated contractual rates are determined.

Estimating Valuation Allowances for Doubtful Accounts and Contractual Adjustments. The allowances for doubtful accounts and contractual adjustments include management’s estimates and assumptions about collectibility of our accounts receivable.  Management specifically analyzes historical bad debts, customer concentrations, customer credit-worthiness, current economic trends, aging of accounts and changes in payment terms, when evaluating the adequacy of the allowance for doubtful accounts.  In evaluating the allowance for contractual adjustments, management relies on a combination of internal analysis and a review of contractual payment rates from private health insurance programs or under the federal Medicare and Medicaid programs.  Any changes in these estimates or assumptions could cause material differences in recorded allowances.

Concentration of Credit Risk.  Financial instruments which potentially subject the Group to concentrations of credit risk consist primarily of accounts receivable.  Concentrations of credit risk with respect to accounts receivable are limited due to the large number of payors comprising the Group’s patient base.

Valuation of Long-Lived Assets and Goodwill.  We assess the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable.  Factors we consider important which could trigger an impairment review include the following:

•                  significant underperformance relative to expected historical or projected future operating results;

•                  significant changes in the manner of our use of the long-lived assets or the strategy for our overall business;

•                  significant negative industry or economic trends;

•                  our fair value relative to net book value.

When we determine that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, we measure any impairment based on a projected undiscounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model.

During July 2003, we determined that certain software costs were impaired, and accordingly we recorded an impairment charge in an amount of $1.1 million ($0.7 million net after tax).

On January 1, 2002, Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, was effective and as a result, we ceased amortizing approximately $38.1 million of goodwill.  In lieu of amortization, we were required to perform an initial impairment review of our recorded goodwill in 2002 and an annual impairment review thereafter.  We completed our initial review prior to June 30, 2002; there was no adjustment to goodwill.

Subsequent to September 30, 2002, we performed the annual impairment analysis as required by SFAS No. 142.  Based upon the assessment of the anticipated sales values of the business assets, we concluded that the book value of the goodwill was impaired.  As a result, we recognized an asset impairment charge in an amount of $7.2 million ($4.4 million net after tax) during the year ended December 31, 2002.

We performed the required impairment tests of goodwill in 2003 and no impairment was identified.

The following table reconciles the Group’s net income (loss) adjusted for the amortization of goodwill.

(IN THOUSANDS)	YEAR ENDED DECEMBER 31, 2003	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001

Reported net income (loss)	$287	$(3,357)	$2,763

Goodwill amortization (net of taxes)	—	—	1,012

Adjusted net income (loss)	$287	$(3,357)	$3,775

Corporate Allocations.  CMI and Syncor provide the Group with various administrative services such as accounting, billing and cash management services.  The Group is assessed a fee for these services based upon the estimated costs incurred by CMI and Syncor, which directly benefit the Group.  Factors considered in determining the amount to be allocated include total net revenues and headcount.  This fee is included in operating, general and administrative expenses.  In addition, CMI allocates its corporate assets and liabilities to its imaging centers based upon each center’s net revenues, as applicable.

The Group is also assessed interest expense based upon our capital requirements defined as accounts receivable outstanding and fixed assets in relation to CMI’s combined total accounts receivable and fixed assets.  See Note 7 for additional information on the corporate allocations.

Summary of Significant Accounting Policies:

Principles of Combination:  The combined financial statements include the assets, liabilities and operations of the 22 wholly owned imaging centers, MRI Equipment Partners, Inc., Santa Cruz Comprehensive Imaging, Inc., the regional billing centers, and the operations centers in each region of the Group.  All significant inter-company accounts and transactions have been eliminated in combination.

Investment in Center: Prior to April 1, 2003, the Group had significant influence over operations but lacked control over major decisions for Phoenix Regional PET - Thunderbird, LLC (Thunderbird). Accordingly, the Group accounted for its investment in Thunderbird under the equity method of accounting in accordance with APB No. 18, The Equity Method of Accounting for Investment in Common Stock.  The investment in Thunderbird is included in the December 31, 2002 combined balance sheet under the category “Other Assets.” Effective April 1, 2003, CMI purchased the remaining 50% investment interest (see Note 3).

Financial Instruments:  The carrying value of financial instruments such as cash, trade receivables and payables, approximate fair value due to their short-term nature.  The carrying value of payables due to Syncor and CMI approximate fair value since these are arms length in nature and due to the fact that while not short term, the nature of these payables are not settled over extended periods of time.  The carrying value of fixed long-term debt approximates fair value based on quoted interest rates for similar types of borrowings.

Property and Equipment:  Property and equipment are stated at cost and depreciated or amortized on a straight-line basis over estimated useful lives ranging from two to fifteen years. Leasehold improvements are amortized over the lesser of the lease term or the useful life of the asset.

Income Taxes: Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, which include the assets and liabilities allocated to the Group from CMI (see corporate allocations above).  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Liquidity: Syncor provides the Group with cash management services.  We rely on these services provided by Syncor to obtain funding for current operations.  At December 31, 2003, the payable due to Syncor and CMI was $37.4 million.  At December 31, 2003, Syncor has pledged to provide continued financial support to the Group until the Group is sold.

Use of Estimates:  The Group’s management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the reporting of revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States.  Actual results could differ from those estimates.

Reclassifications: Certain prior year amounts have been reclassified to conform to the current year’s presentation.

Note 3.  ACQUISITIONS

Year Ended December 31, 2003

On April 1, 2003, we purchased the remaining 50% interest in Thunderbird for a purchase price of $1.9 million.  The results of operations related to this transaction are included in our combined financial statements from the effective acquisition date. Had the acquisition occurred at the beginning of 2003, our combined results would not have been materially different from reported results.

Year Ended December 31, 2002

During the year ended December 31, 2002, we did not complete an acquisition of or enter into an agreement to acquire additional imaging centers.

Year Ended December 31, 2001

On September 1, 2001, we acquired two imaging centers in Texas, for a purchase price of $4.3 million.  The results of operations related to these transactions are included in our combined financial statements from the effective acquisition date.  Had the acquisitions occurred at the beginning of 2001, our combined results would not have been materially different from reported results.

The following table represents the allocation of purchase price for these acquisitions during the years ended December 31, 2003 and 2001:

	ALLOCATION OF ACQUISTIONS PURCHASE PRICE
(IN THOUSANDS)	DECEMBER 31, 2003	DECEMBER 31, 2001

Goodwill	$1,989	$6,236
Property and equipment	—	1,705
Other liabilities	(100)	(18)
Long-term debt	—	(3,635)

Net cash paid in connection with acquisitions	$1,889	$4,288

We accounted for these transactions as purchases and the purchase prices were allocated as indicated above.  Goodwill for these acquisitions prior to June 30, 2001 was being amortized over a period ranging from 15 to 30 years.  Goodwill recorded related to acquisitions completed subsequent to June 30, 2001 is not subject to amortization.  Effective January 1, 2002, we ceased amortization of all other goodwill in accordance with SFAS No. 142.

Note 4.  PROPERTY AND EQUIPMENT, NET

The major classes of property and equipment are as follows:

(IN THOUSANDS)	DECEMBER 31, 2003	DECEMBER 31, 2002

Land and buildings	$774	$571
Furniture and equipment	34,014	31,249
Leasehold improvements	9,261	8,582
Construction in progress	552	2,558

Total property and equipment	44,601	42,960

Less accumulated depreciation and amortization	(25,587)	(15,901)

Total property and equipment, net	$19,014	$27,059

The Group leases certain equipment under capital leases which had a cost of $22.2 million and $18.6 million at December 31, 2003 and 2002, and accumulated amortization of $10.8 million and $6.2 million, respectively.  Amortization of this equipment is included in depreciation expense.

Note 5.  GOODWILL

The following table summarizes the changes in the carrying amount of goodwill for the years ended December 31, 2003, 2002 and 2001.

(IN THOUSANDS)	YEAR ENDED DECEMBER 31, 2003	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001
Beginning goodwill	$27,329	$34,525	$29,761
Goodwill acquired, net of purchase price and adjustments	2,186	11	6,254
Amortization	—	—	(1,490)
Impairment charge	—	(7,207)	—
Ending goodwill balance	$29,515	$27,329	$34,525

Note 6.  INVESTMENT IN AFFILIATED CENTERS

During 2001, CMI made a 50% equity investment in Thunderbird.  This investment is recorded under the equity method of accounting in 2001, 2002, and the three months ended March 31, 2003.  On April 1, 2003, CMI purchased the remaining 50% interest in Thunderbird (see Note 3).  The following table summarizes the results of operations of the joint venture for the years ended December 31, 2002 and 2001 and the financial position as of December 31, 2002.  Data for the three months ended March 31, 2003 is not presented based on its insignificance due to the purchase transaction noted above.

(IN THOUSANDS)	DECEMBER 31, 2002	DECEMBER 31, 2001

Earnings Data:
Revenue	$1,240	$—
Operating income (loss) before corporate allocations	76	(97)
Net income (loss) before corporate allocations	10	(97)
Group’s allocable share of net income (loss) before corporate allocations	5	(48)
Net corporate allocations	(174)	(3)
Net loss – after corporate allocations	(164)	(100)
Group’s allocable share of net loss after corporate allocation	(169)	(51)
Balance Sheet Data:
Current assets	$434
Total assets	1,427
Current liabilities	405
Total liabilities	1,214
Equity	213
Total liabilities and equity	1,427

The Group has recorded its allocable share of net earnings after corporate allocations in other income (expense) in the accompanying combined statements of operations.  The Group’s allocable share of the net corporate allocations attributable to the joint venture for 2002 and 2001 is 100% rather than 50% since these costs were incurred on behalf of the joint venture and are not recoverable from the other joint venture partner.  See Note 7 for discussion of corporate allocations.

Note 7.  RELATED PARTY TRANSACTIONS AND ALLOCATIONS

CMI and Syncor provide the Group with various services and funding, which have been allocated to the Group’s financial statements as described below.  The allocations to the Group are recorded through a net intercompany payable account (payable due to Syncor and CMI).  As of December 31, 2003 and 2002, the Group’s payable due to Syncor and CMI was $37.4 million and $37.3 million, respectively.

CMI and Syncor provide the Group with certain administrative services such as accounting and billing services.  Syncor also provides the Group with general and professional liability insurance coverage with limits of $1,000,000 per occurrence and $3,000,000 in the aggregate.  The combined financial statements include a corporate overhead allocation, which is based upon the estimated allocation of costs incurred by CMI and Syncor, which directly benefit the Group.  Allocation is based on the Group’s pro-rated share of CMI total net revenue and headcount.  These costs are included in operating, general and administrative and depreciation and amortization expenses.

CMI allocates its corporate assets and liabilities to its imaging centers based upon each center’s net revenues, as applicable.  These assets and liabilities represent the administrative services’ and billing services’ assets and liabilities.  These assets and liabilities have been allocated to the Group since management believes these assets and liabilities are integral to the Group and reflect the Group’s financial position as if operated on a stand-alone basis or have been incurred specifically for the Group.  These assets and liabilities are allocated to the imaging centers in the same manner as the expenses.  In addition, goodwill is carried on CMI’s balance sheet and is allocated to the imaging centers based on actual goodwill acquired for that imaging center.

Syncor also provides centralized treasury functions including cash management services.  As part of these services, surplus cash is remitted to Syncor and Syncor advances cash, as necessary, to the Group.  Syncor utilizes its unsecured revolving line of credit agreement and other credit facilities to obtain outside funding for the Group, as necessary.  Syncor allocates its interest expense to the Group based upon our use of capital defined as accounts receivable and fixed assets outstanding in relation to CMI’s combined total accounts receivable and fixed assets.  As of December 31, 2003, 2002 and 2001, our total accounts receivable and fixed assets represented approximately 63%, 32% and 28% of CMI’s total combined amounts, respectively.  As such, our allocation received was approximately 63%, 32% and 28% of the total interest expense incurred by Syncor related to these borrowings for the years ended December 31, 2003, 2002 and 2001, respectively.  In addition, Syncor provides the Group’s employees with benefits.  Our employees participate in Syncor’s 401(k) plan, Employees’ Savings and Stock Ownership Plan (ESSOP), Syncor’s stock option program and other benefit programs such as health insurance.  The Group estimates and records the costs of these benefits as well as the employer portion of payroll taxes based upon a percentage of total payroll expense.  This percentage is approximately 24% of total gross payroll and is included in the combined statements of operations.

Syncor’s 401(k) plan is open to all employees of Syncor and its subsidiaries who are at least 18 years of age and have a minimum of three consecutive months of service.  Under Syncor’s ESSOP, participants may contribute one percent to fourteen percent of their compensation to 401(k) investment options and an additional two percent of their compensation to purchase Syncor stock.  Syncor makes matching contributions to 50 percent of the employees’ 401(k) investment contributions up to a maximum of four percent of the employee’s compensation and to 100 percent of the employees’ Syncor stock purchases up to two percent of the employee’s compensation.  The matching contribution is made in Syncor stock. Participants are fully and immediately vested in their contributions and vest in employer contributions over a five-year period of continuous employment.  After five years of continuous employment, any further employer contributions are fully and immediately vested.  Subsequent to January 1, 2003, the investment option for Syncor stock has been changed to Cardinal Health stock and matching contributions are made in Cardinal Health stock.

The following is a reconciliation of the Group’s statement of financial position before the allocations discussed above from Syncor and CMI and as reported.

	DECEMBER 31, 2003
(IN THOUSANDS)	BEFORE ALLOCATIONS	ALLOCATIONS	AS REPORTED
ASSETS
Current assets:
Cash	$126	$—	$126
Trade receivables, net	16,501	—	16,501
Deferred taxes	—	2,797	2,797
Prepaids and other current assets	432	436	868
Total current assets	17,059	3,233	20,292

Property and equipment, net	18,900	114	19,014
Excess of purchase price over net assets acquired	—	29,515	29,515
Other assets	139	273	412
Total assets	$36,098	$33,135	$69,233

LIABILITIES AND OWNER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$402	$234	$636
Accrued liabilities	1,320	1,991	3,311
Accrued radiology fees	3,336	—	3,336
Accrued wages and related costs	1,475	530	2,005
Current maturities of long-term debt	5,362	—	5,362
Total current liabilities	11,895	2,755	14,650

Long-term debt, net of current maturities	7,204	—	7,204
Deferred taxes	—	35	35
Other liabilities	996	—	996
Due to (from) Syncor and CMI	(36,357)	73,745	37,388

Total owner’s equity (deficit)	52,360	(43,400)	8,960
Total liabilities and owner’s equity (deficit)	$36,098	$33,135	$69,233

	DECEMBER 31, 2002
(IN THOUSANDS)	BEFORE ALLOCATIONS	ALLOCATIONS	AS REPORTED
ASSETS
Current assets:
Cash	$860	$—	$860
Trade receivables, net	12,123	—	12,123
Deferred taxes	—	3,004	3,004
Prepaids and other current assets	1,136	114	1,250
Total current assets	14,119	3,118	17,237

Property and equipment, net	24,712	2,347	27,059
Excess of purchase price over net assets acquired	—	27,329	27,329
Other assets	384	33	417
Total assets	$39,215	$32,827	$72,042

LIABILITIES AND OWNER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$477	$214	$691
Accrued liabilities	732	972	1,704
Accrued radiology fees	2,640	—	2,640
Accrued wages and related costs	1,233	1,167	2,400
Current maturities of long-term debt	4,918	—	4,918
Total current liabilities	10,000	2,353	12,353

Long-term debt, net of current maturities	12,045	—	12,045
Deferred taxes	—	594	594
Other liabilities	1,123	—	1,123
Due to (from) Syncor and CMI	(26,302)	63,556	37,254

Total owner’s equity (deficit)	42,349	(33,676)	8,673
Total liabilities and owner’s equity (deficit)	$39,215	$32,827	$72,042

The following is a reconciliation of the Group’s operations before the allocations from Syncor and CMI and as reported.

	YEAR ENDED DECEMBER 31, 2003
(IN THOUSANDS)	BEFORE ALLOCATIONS	ALLOCATIONS	AS REPORTED
Net revenues	$59,351	$206	$59,557
Cost of revenues	18,877	45	18,922
Gross profit	40,474	161	40,635

Operating, general and administrative expenses	17,721	7,271	24,992
Provision for losses on receivables	4,189	—	4,189
Depreciation and amortization	7,402	956	8,358
Long-lived asset impairment	—	1,142	1,142
Operating income (loss)	11,162	(9,208)	1,954
Interest expense	(1,261)	(340)	(1,601)
Equity in gains from joint venture	112	—	112
Other, net	(12)	59	47
Income (loss) from operations before taxes	$10,001	$(9,489)	$512

	YEAR ENDED DECEMBER 31, 2002
(IN THOUSANDS)	BEFORE ALLOCATIONS	ALLOCATIONS	AS REPORTED
Net revenues	$55,417	$268	$55,685
Cost of revenues	17,476	(209)	17,267
Gross profit	37,941	477	38,418

Operating, general and administrative expenses	15,261	5,076	20,337
Provision for losses on receivables	2,784	—	2,784
Depreciation and amortization	6,427	187	6,614
Goodwill impairment	—	7,207	7,207
Special charges	—	3,150	3,150
Operating income (loss)	13,469	(15,143)	(1,674)
Interest income	3	—	3
Interest expense	(1,414)	(1,345)	(2,759)
Equity in losses from joint venture	(169)	—	(169)
Other, net	(143)	(707)	(850)
Income (loss) from operations before taxes	$11,746	$(17,195)	$(5,449)

	YEAR ENDED DECEMBER 31, 2001
(IN THOUSANDS)	BEFORE ALLOCATIONS	ALLOCATIONS	AS REPORTED
Net revenues	$52,446	$(55)	$52,391
Cost of revenues	16,348	(236)	16,112
Gross profit	36,098	181	36,279

Operating, general and administrative expenses	12,228	5,833	18,061
Provision for losses on receivables	3,083	—	3,083
Depreciation and amortization	5,040	1,747	6,787
Operating income (loss)	15,747	(7,399)	8,348
Interest income	9	—	9
Interest expense	(1,352)	(2,313)	(3,665)
Equity in losses from joint venture	(52)	—	(52)
Other, net	229	—	229
Income (loss) from operations before taxes	$14,581	$(9,712)	$4,869

Note 8.  LONG-TERM DEBT

The Group’s long-term debt is as follows:

(IN THOUSANDS)	DECEMBER 31, 2003	DECEMBER 31, 2002

Notes payable, payable in monthly installments through July 2005, with effective interest rates ranging from 5.3% to 12.0%	$3,634	$5,617

Capital lease obligations, payable in installments through January 2008, with effective interest rates ranging from 3.9% to 11.4%	8,932	11,346

Total debt	12,566	16,963

Less current maturities of long-term debt	(5,362)	(4,918)

	$7,204	$12,045

At December 31, 2003, long-term debt maturing over the next five years is as follows (in thousands): 2004, $5,362; 2005, $4,274; 2006, $1,958; 2007, $956; and 2008, $16.

Interest paid (in thousands) excluding corporate allocations was $1,261, $1,414 and $1,352 for the years ended December 31, 2003, 2002 and 2001, respectively.

Note 9.  INCOME TAXES

Income tax expense (benefit) attributable to income (loss) from operations consisted of:

(IN THOUSANDS)	YEAR ENDED DECEMBER 31, 2003	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001

Current:
Federal	$537	$313	$2,187
State	50	(92)	378
Total current	587	221	2,565

Deferred:
Federal	(336)	(2,063)	(495)
State	(16)	(229)	(64)
Total deferred	(352)	(2,292)	(559)

Total income tax expense (benefit)	$235	$(2,071)	$2,006

The amounts differed from the amounts computed by applying the federal income tax rate of 35 percent to pretax income from operations as a result of the following:

(IN THOUSANDS)	YEAR ENDED DECEMBER 31, 2003	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001

Federal income taxes at “expected” rate	$179	$(1,907)	$1,704
Increase (decrease) in income taxes resulting from:
Meals and entertainment	24	15	16
State taxes, net of federal benefit	22	(209)	204
Other	10	30	82

Provision (benefit) for income taxes	$235	$(2,071)	$2,006

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2003 and 2002 are presented below:

(IN THOUSANDS)	DECEMBER 31, 2003	DECEMBER 31, 2002

Compensated absences, principally due to accrual for financial reporting purposes	$108	$137
Accounts receivable, due to allowance for doubtful accounts	1,832	1,675
Accrued liabilities, primarily due to employee benefits and other accruals for financial reporting purposes	800	1,158
Deferred compensation, due to accrual for financial reporting purposes	57	34

Deferred tax asset – current	$2,797	$3,004

Plant, equipment and internal software, due to differences in depreciation and amortization	$273	$1,552
Goodwill	(238)	(958)

Deferred tax liability – long term	$35	$594

Net deferred tax asset	$2,762	$2,410

Management has reviewed the recoverability of deferred tax assets and has determined that it is more likely than not that the deferred tax assets will be fully realized through prior and future taxable earnings, thus no valuation allowance is required.

Note 10.  COMMITMENTS

The Group leases facilities and equipment with terms ranging from one year to fifteen years.  The majority of property leases contain renewal options and some have escalation clauses for increases in property taxes and Consumer Price Index.

Future minimum lease payments under capital leases and non-cancelable operating leases with terms greater than one year at December 31, 2003 were as follows:

DECEMBER 31, 2003

(IN THOUSANDS)	CAPITAL LEASES	OPERATING LEASES
2004	$3,627	$2,503
2005	3,260	1,938
2006	2,033	1,610
2007	940	1,322
2008	16	1,117
Thereafter	—	3,586

	9,876	$12,076

Less amount representing interest	(944)

Present value of net minimum lease payments (including $3,133 classified as current)	$8,932

Rental expense under operating leases was $3.0 million, $2.6 million and $2.2 million for the years ended December 31, 2003, 2002 and 2001, respectively.

Note 11.  LITIGATION AND CONTINGENCIES

Syncor, CMI and the Group are involved in various litigation proceedings of a nature considered normal to their business, principally for breach of contract and other causes of action relating to professional services agreements with radiologists and/or radiology groups.  While it is not feasible to predict or determine the final outcome of these proceedings, it is management’s opinion that such proceedings are without merit, or do not have a potential liability which would materially affect the financial condition or results of operations of the Group on a combined basis.